December 1, 1998

Mr. Michael G. Martin, Chairman
MAGNITUDE INFORMATION SYSTEMS, NC.
50 Tannery Road
Branchburg, New Jersey 08876

Re: Additional Compensation Agreement

Dear Mr. Martin:

      This letter will set forth our agreement regarding the additional compensation to be paid to the undersigned resulting from the undersigned acting as President and Chief Executive Officer of Magnitude Information Systems, Inc. (the "Company") during 1998.

      In consideration of the services heretofore rendered and to be so rendered as President and CEO of the Company during the balance of 1998, the undersigned shall receive 150,000 shares of the Company's common shares of stock to be registered by the Company as soon as may be practicable pursuant to Form S-8 Registration Statement. Except for the foregoing, the undersigned shall not receive any additional compensation for such services.

      If the forgoing properly reflects our understanding, please so indicate and date this agreement in space provided below and return one fully execute copy for my files. After the counter-execution of this Agreement, kindly issue and forward the necessary Company stock certificates as recited above.

      An additional copy of this agreement is enclosed for your convenience.

                                               Very truly yours,


                                               BY:/s/ Jerry Swon
                                                  ------------------------------
                                                  Jerry Swon

AGREED AND ACCEPTED BY:
MAGNITUDE INFORMATION SYSTEMS, INC.


BY:/s/ Michael G. Martin
   -------------------------------
   Michael G. Martin, Chairman

Dated:
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